For further information
Contact: Krysta Larson
(651) 355-4587
Krysta.Larson@chsinc.com

CHS Reports $232.2 Million in Fiscal 2025 Third-Quarter Net Income

Strong spring agronomy season lifts ag results

ST. PAUL, MINN. (July 9, 2025) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its third quarter of fiscal year 2025. The company reported net income of $232.2 million and revenues of $9.8 billion for the quarter that ended May 31, 2025, compared to net income of $297.3 million and revenues of $9.6 billion in the third quarter of fiscal year 2024. For the first nine months of fiscal year 2025, the company reported net income of $401.2 million and revenues of $26.9 billion compared to net income of $990.5 million and revenues of $30.1 billion in the first nine months of fiscal year 2024.
Key highlights for third quarter fiscal year 2025 financial results:
•Ag segment earnings were stronger than the same period last year due to higher volumes and margins for wholesale and retail agronomy products.
•Planned major maintenance at the CHS refinery at McPherson, Kan., led to lower production of refined fuels.
•Equity method investments continued to provide solid contributions to CHS income.

"CHS was well positioned to meet our owners' planting needs with products, services and local expertise during the favorable spring weather, resulting in a strong third quarter for our agronomy and retail businesses," said Jay Debertin, president and CEO of CHS Inc. "Our employees remain committed to maintaining a high level of customer service while driving efficiency improvements. Working together with our valued partners, we will continue positioning the cooperative system to best navigate the current challenging agriculture and energy markets."

Energy
A pretax loss of $50.1 million for the third quarter of fiscal year 2025 represents a $147.9 million decrease versus the prior year period and reflects:
•Planned major maintenance conducted at the McPherson refinery led to lower production of refined fuels and drove reduced Energy earnings, despite higher sales volumes
•Increased costs for renewable fuel credits

Ag
Pretax income of $151.0 million represents a $42.5 million increase versus the prior year period and reflects:
•Higher volumes and margins for wholesale and retail agronomy products due to favorable market conditions
•Decreased margins for grain and oilseed and oilseed processing product categories, primarily the result of the timing impact of mark-to-market adjustments and global market conditions

Nitrogen Production
Pretax earnings of $54.6 million represent a $2.2 million increase versus the prior year period, primarily due to favorable market conditions for urea.

Corporate and Other
Pretax earnings of $103.3 million represent a $52.2 million increase versus the prior year period, mostly reflecting strong results from the Ventura Foods joint venture.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2025	2024	2025	2024
Energy	$(50,088)	$97,850	$(113,794)	$416,264
Ag	151,040	108,535	272,140	335,106
Nitrogen Production	54,610	52,366	100,195	125,834
Corporate and Other	103,293	51,117	174,439	135,168
Income before income taxes	258,855	309,868	432,980	1,012,372
Income tax expense	27,175	12,613	31,710	21,416
Net income	231,680	297,255	401,270	990,956
Net (loss) income attributable to noncontrolling interests	(504)	(19)	50	452
Net income attributable to CHS Inc.	$232,184	$297,274	$401,220	$990,504

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs approximately 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of approximately $39 billion in fiscal year 2024. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of CHS businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2024. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting demand for CHS products; the impact of government policies, mandates, regulations and trade agreements; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of CHS; the impact of market acceptance of alternatives to refined petroleum products; consolidation among CHS suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of third parties who owe CHS money; the effectiveness of CHS risk management strategies; actual or perceived quality, safety or health risks associated with CHS products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors; technological improvements and sustainability initiatives that decrease demand for CHS products; security breaches or other disruptions in CHS information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; CHS ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; changes in federal income tax laws or CHS tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; CHS funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on CHS ability to access equity capital due to its cooperative structure; and other factors affecting CHS businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.